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                                                                 EXHIBIT 99.1


NEWS FROM:              [STEWART & STEVENSON LOGO]      STEWART & STEVENSON
                                                        CORPORATE HEADQUARTERS
                                                        P.O. BOX 1637
                                                        HOUSTON, TX  77251-1637

                                      Client: Stewart & Stevenson Services, Inc.

FOR IMMEDIATE RELEASE               Contacts: Ken Dennard/kdennard@easterly.com
                                              Lisa Elliott/lisae@easterly.com
                                              Easterly Investor Relations
                                              713-529-6600

              STEWART & STEVENSON SERVICES ANNOUNCES FISCAL FIRST
             QUARTER EARNINGS RELEASE AND CONFERENCE CALL SCHEDULE

MAY 9, 2001 - Houston, Texas - Stewart & Stevenson Services, Inc.
(NASDAQ:SSSS) today announced plans to release first fiscal quarter results on Thursday, May 24, 2001 at 6:00 a.m. Eastern Time / 5:00 a.m. Central Time.

        Stewart & Stevenson has scheduled a conference call for Thursday, May 24, 2001 at 11:00 a.m. Eastern Time (10:00 a.m. Central Time). Participating in the call will be Michael Grimes, Chief Executive Officer, and John Doster, Chief Financial Officer.

        To listen to the call, dial (913) 981-4900 at least ten minutes before the conference call begins and ask for the Stewart & Stevenson Services conference call. A replay of the call will be available approximately two hours after the call ends and will be accessible until May 31, 2001. To access the replay, dial (719) 457-0820 and enter the pass code 678428.

        Investors, analysts and the general public will also have the opportunity to listen to the conference call free over the Internet by visiting the Company's web site at www.ssss.com. To listen to the live call on the web, please visit the Stewart & Stevenson Website at least fifteen minutes early to

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register, download and install any necessary audio software.  For those who cannot listen to the live webcast, an archive will be available shortly after the call ends. For more information, please contact Karen Roan at Easterly Investor Relations at (713) 529-6600 or email karen@easterly.com.

[STEWART & STEVENSON LOGO]      Stewart & Stevenson Services, Inc., founded in
                           1902, is a billion-dollar company that manufactures, distributes, and provides service for a wide range of industrial products and diesel-powered equipment to key industries worldwide, including petroleum, power generation, defense, airline, marine and transportation. For more information on Stewart & Stevenson visit www.ssss.com.


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